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                                   [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE

                SBA COMMUNICATIONS CORPORATION SELLS $500,000,000
                                  SENIOR NOTES



BOCA RATON, FLORIDA, January 26, 2001 (NASDAQ : SBAC) - SBA Communications Corporation ("SBA") announced today that it has sold $500,000,000 of its 10.25% Senior Notes (the "Notes") due 2009. The net proceeds of this offering will be used to repay a portion, or all, of the Company's outstanding debt under it's senior credit facility, for the construction and acquisition of additional towers and related businesses and for general working capital purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

For additional information, please contact Pamela J. Kline, Vice President, Investor Relations at (561) 995-7670.